                                                                  EXHIBIT 14.1

                            PFGI CAPITAL CORPORATION
                                 CODE OF ETHICS

GENERAL PHILOSOPHY

The chief executive officer, the chief financial officer, the principal accounting officer, the internal auditor and other senior financial officers performing accounting, auditing, financial management or similar functions (collectively "Senior Financial Officers") are responsible for the integrity of PFGI Capital Corporation's ("PFGI") financial reporting and system of internal accounting and controls. The honesty, integrity and sound judgment of each Senior Financial Officer is fundamental to the reputation and success of PFGI, and the professional and ethical conduct of Senior Financial Officers is essential to the proper function and success of PFGI.

SENIOR FINANCIAL OFFICERS CODE OF ETHICS

To the best of their knowledge and ability, each Senior Financial Officer of PFGI must:

     o Act with honesty and integrity, avoid actual or apparent conflicts of interest in personal and professional relationships.

     o Provide information and, as required, maintain records that are accurate, complete, objective, timely and understandable.

     o Assure that financial statements, reports and documents filed with the Securities and Exchange Commission or contained in other public disclosure are accurate, complete, objective, timely and understandable.

     o Comply with applicable laws, rules and regulations of federal, state, and local governments (both United States and foreign) and other appropriate private and public regulatory agencies.

     o Act in good faith, with due care, competence and diligence, without misrepresenting material facts or allowing independent judgment to be subordinated.

     o Respect the confidentiality of information acquired in the course of employment.

     o Share knowledge and maintain skills necessary and relevant to PFGI's needs.

     o Proactively promote ethical and honest behavior within the PFGI environment.

     o Assure responsible use of and control of all assets, resources and information of PFGI.

Each Senior Financial Officer is expected to adhere to both the National City Corporation Code of Ethics and the PFGI Code of Ethics at all times. The board of directors shall have the sole and absolute authority to approve any deviation or waiver from the PFGI Code of Ethics. Any waiver and the grounds for such waiver for a Senior Financial Officer shall be promptly disclosed through a filing with the Securities and Exchange Commission on Form 8-K. Additionally, any change of this PFGI Code of Ethics shall be promptly disclosed to stockholders.




                                       2